FORM 4 JOINT FILER INFORMATION
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Name and Address of Reporting Person:  Ferrer Freeman & Company, LLC
                                       The Mill
                                       10 Glenville Street
                                       Greenwich, Connecticut 06831
Designated Filer:                      David A. Freeman
Issuer and Ticker Symbol               VistaCare, Inc. (VSTA)
Date of Event Requiring Statement
  Month/Day/Year):                     November 19, 2003

                                       Signature:
                                       By:/s/ David A. Freeman
                                          ----------------------
                                          Name: David A. Freeman
                                          Title: Member

                                          Date: November 21, 2003

Name and Address of Reporting Person:  FFC Partners I, L.P.
                                       The Mill
                                       10 Glenville Street
                                       Greenwich, Connecticut 06831
Designated Filer:                      David A. Freeman
Issuer and Ticker Symbol               VistaCare, Inc. (VSTA)
Date of Event Requiring Statement
  Month/Day/Year):                     November 19, 2003

                                       Signature:
                                       By:/s/ David A. Freeman
                                          ----------------------
                                          Name: David A. Freeman
                                          Title: Member

                                          Date: November 21, 2003